UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2018

GETTY REALTY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 110, Jericho, New York	11753-1681
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 478-5400

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into Material Definitive Agreement.

On June 21, 2018, Getty Realty Corp. (the “Company”) entered into an amended and restated note purchase and guarantee agreement (the “Third Amended and Restated Prudential Agreement”) amending and restating its existing senior unsecured note purchase agreement with The Prudential Insurance Company of America and certain of its affiliates (collectively, “Prudential”). The Company also entered into a note purchase and guarantee agreement (the “MetLife Agreement” and, together with the Third Amended and Restated Prudential Agreement, the “Note Purchase Agreements”) with the Metropolitan Life Insurance Company and certain of its affiliates (collectively, “MetLife”).

Pursuant to the Third Amended and Restated Prudential Agreement, the Company issued $50,000,000 of 5.47% Series D Guaranteed Senior Notes due June 21, 2028 (the “Series D Notes”) to Prudential. The Third Amended and Restated Prudential Agreement does not provide for scheduled reductions in the principal balance of the Series D Notes or any of the Company’s previously issued Series A Notes, Series B Notes or Series C Notes prior to their respective maturities.

Pursuant to the MetLife Agreement, the Company issued $50,000,000 of 5.47% Series E Guaranteed Senior Notes due June 21, 2028 (the “Series E Notes”) to MetLife. The MetLife Agreement does not provide for scheduled reductions in the principal balance of the Series E Notes prior to its maturity.

The Note Purchase Agreements contain customary financial covenants such as leverage, coverage ratios and minimum tangible net worth, as well as limitations on restricted payments, which may limit the Company’s ability to incur additional debt or pay dividends. The Note Purchase Agreements also contain customary events of default, including default under the Company’s existing $300,000,000 senior unsecured credit agreement (the “Credit Agreement”) and failure to maintain REIT status. Any event of default, if not cured or waived, could result in the acceleration of the Company’s indebtedness under the Note Purchase Agreements and could also give rise to an event of default under, and result in the acceleration of the Company’s obligations under, the Credit Agreement. The Company used the net proceeds from the issuance of the Series D Notes and Series E Notes to repay $100,000,000 of borrowings outstanding under the Company’s existing $250,000,000 unsecured revolving credit facility under the Credit Agreement.

The foregoing descriptions of the Note Purchase Agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of such documents, copies of which will be filed as Exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending on June 30, 2018.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The descriptions of the terms of the Note Purchase Agreements as set forth above in Item 1.01 are hereby incorporated by reference into this Item.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit Number	Description

99.1	Press release issued by Getty Realty Corp. on June 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: June 21, 2018	By:	/s/ Danion Fielding
Danion Fielding
Vice President, Chief
Financial Officer and Treasurer